PROSPECTUS

KIDS ONLY MARKET INC.

1,900,000 COMMON SHARES ON BEHALF OF SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering the 1,900,000 common shares offered through this prospectus. The 1,900,000 common shares offered by the selling shareholders represent 38.77% of the total outstanding common shares as of the date of this prospectus.  We will not receive any proceeds from this offering.  We have set an offering price for these securities of $0.02 per common share.

	Offering Price	Underwriting Discounts and Commissions	Proceeds to Selling Shareholders
Per Share	$0.02	None	$0.02

Total	$38,000	None	$38,000

The 1,900,000 common shares included in this prospectus may be offered and sold directly by the selling shareholders. Our common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at 0.02 per share. Sales at variable prices may commence following quotation of the securities on the OTC BB or listed on a national securities exchange. The selling shareholders, brokers or dealers effecting transactions in these shares should confirm that the common shares are registered under applicable state law or that an exemption from registration is available. We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board and/or the OTCQB, the middle tier of the OTC Market. However, we do not have a market maker that has agreed to file such application. If our securities are not quoted on the OTC Bulletin Board or the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities.

The offering shall terminate on December 31, 2011.

The purchase of the securities offered through this prospectus involves a high degree of risk.  See section of this prospectus entitled Risk Factors on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 5 and the financial statements.

Kids Only Market Inc.

The registrant was incorporated in the state of Nevada as a development stage company to create a web-based service,  kidsonlymarket.com.  The service is for buyers and sellers of hand me down items.  These items include essentially anything that children have grown out of and have value. These items a wide variety of baby-related items such as
●	boys’ clothing
●	girls’ clothing
●	maternity clothing,
●	toys,
●	furniture including cribs, rocking chairs, etc., and
●	other items which includes:
➢	strollers
➢	carriages
➢	bikes,
➢	safety products,
➢	books, and
➢	movies, etc.).

We are still in our development stage and plan on commencing business operations in spring 2011.

We have not earned any revenues to date. We do not anticipate earning revenues until we have completed our website and are able to accept listings.  As of September 30, 2010, we had $47,891 cash on hand and no liabilities.  Accordingly, our working capital position as of September 30, 2010 was $47,891.  Since our inception through September 30, 2010, we have incurred a net loss of $4,609.  Our net loss is due to lack of revenues to offset our expenses and the professional fees related to the creation and operation of our business.

Our auditor has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no revenues.

Our fiscal year ended is September 30.

We were incorporated on April 9, 2010 under the laws of the State of Nevada. Our principal offices are located at 304, 1020 14th Avenue, SW, Calgary, Alberta, Canada. Our telephone number is (403) 850-8227.

The Offering

Securities Being Offered	Up to 1,900,000 common shares.

Sales by Selling
Shareholders	The share price is fixed at $0.02 per shares. Sales at variable prices may commence following quotation of the securities on the OTC BB or listed on a national securities exchange.

We are registering common shares on behalf of the selling shareholders in this prospectus.  We will not receive any cash or other proceeds in connection with the subsequent sales.  We are not selling any common shares on behalf of selling shareholders and have no control or affect on the selling shareholders.

Securities Issued and to be Issued
4,900,000 shares of our common stock are issued and outstanding as of the date of this prospectus.  All of the common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this offering.  The issuance to the selling shareholders was exempt due to the provisions of Regulation S.

Market for our
common stock.
Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.   We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board and/or the OTCQB.  However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board or the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities.

Use of Proceeds	We will not receive any proceeds from the sale of the common stock by the selling shareholders.

Summary Financial Information

	December 31, 2010	September 30, 2010
Balance Sheet Data	(unaudited)	(audited)
Cash	$40,694	$47,891
Total Current Assets	$-	$-
Liabilities	$-	$-
Total Stockholder’s Equity	$40,694	$47,891

Statement of Loss and Deficit	For Three Months	From Inception
	Ended	(April 9, 2010) to
	December 31, 2010	September 30, 2010
	(unaudited)	(audited)
Revenue	$-	$-
Net Loss for the Period	$7,197	$4,609

RISK FACTORS

Our business is subject to numerous risk factors, including the following.

Risks Related To Our Financial Condition and Business Model

If we do not obtain additional financing, we will not be able to conduct our business operations to the extent that we become profitable.

Our current operating funds will cover the initial stages of our business plan; however, we currently do not have any operations and we have no income. Because of this and the fact that we will incur significant legal and accounting costs necessary to maintain a public corporation, we will require additional financing to complete our development activities. We currently do not have any arrangements for financing and we may not be able to obtain financing when required.  We believe the only source of funds that would be realistic is through a loan from our president and the sale of equity capital.

We cannot offer any assurance as to our future financial results. You may lose your entire investment.

We have not received substantial income from operations to date and future financial results are uncertain.  We cannot assure you that the registrant can operate in a profitable manner.  We have an accumulated deficit of $(4,609) from inception to September 30, 2010. Even if we obtain future revenues sufficient to expand operations, increased production or marketing expenses would adversely affect liquidity of the registrant.

Our independent auditor has indicated that he has substantial doubt about our ability to continue as a going concern, if true, you could lose your investment.

Our independent auditor, has expressed substantial doubt about our ability to continue as a going concern given our lack of operating history and the fact to date have had no revenues. Potential investors should be aware that there are difficulties associated with being a new venture, and the high rate of failure associated with this fact.  We have incurred a net loss of $4,609 for the period from April 9, 2010 (inception) to September 30, 2010 and have had no revenues to date. Our future is dependent upon our ability to obtain financing and upon future profitable operations from our website. These factors raise substantial doubt that we will be able to continue as a going concern.

We anticipate our operating expenses will increase prior to our earning revenues.  We may never achieve profitability and you may lose your entire investment.

Prior to completion of our development stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from our business development, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we may not be able to generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because our executive officer does not have experience in e-commerce there is a higher risk our business will fail

Mr. Pearlman, our president and sole director has no experience in e-commerce and he has never managed any company involved in e-commerce. As a result our business could suffer irreparable harm due to our lack of experience in e-commerce.

Our president has only agreed to provide his services on a part-time basis.   He may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Because we are in the development stage of our business, Mr. Pearlman will not be spending a significant amount of time on our business. Mr. Pearlman expects to expend approximately 20 hours per week on our business. Competing demands on Mr. Pearlman's time may lead to a divergence between his interests and the interests of other shareholders. Mr. Pearlman is self-employed in the retail business. None of the work he will be undertaking in his retail operations will directly compete with the registrant.

Our president owns approximately 61% of our outstanding common stock.  Investors may find that corporate decisions influenced by Mr. Pearlman are inconsistent with the best interests of other stockholders

Mr. Pearlman is our president and sole director. He owns approximately 61% of the outstanding shares of our common stock as of the date of this prospectus. Accordingly, he has, and following the completion of the offering, will continue to have sole power in deciding every aspect of our business. Mr. Pearlman has the sole power in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of its assets, the interests of Mr. Pearlman may still differ from the interests of other stockholders. Mr. Pearlman owns 3,000,000 common shares for which he paid $0.005 per share.

Our president and sole director is a Canadian resident, difficulty may arise in attempting to effect service or process on him in Canada

Because Mr. Pearlman, our sole director and officer, is a Canadian resident, difficulty may arise in attempting to effect service or process on him in Canada or in enforcing a judgment against the registrant’s assets located outside of the United States.

The success of our business depends on the continued use and growth of the Internet as a commerce platform

The existence and growth of our service depends on the continued acceptance of the Internet as a commerce platform for individuals and enterprises. The Internet could possibly lose its viability as a tool to pay for online services by the adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease-of-use, accessibility and quality of service.  The acceptance and performance of the Internet has been harmed by viruses, worms, and spy-ware.  If for some reason the Internet was no longer widely accepted as a tool to pay for online services, the demand for our service would be significantly reduced, which would harm or cause our business to fail.

We will rely on a third-party for hosting and maintenance of our website.  Any mismanagement or service interruptions could significantly harm our business

Our website will be hosted and maintained by a third party hosting service.  Any mismanagement, service interruptions, or damage to the data of our company or our customers, could result in the loss of customers, or other harm to our business.

We may be exposed to liability for infringing intellectual property rights of other companies

Our success will, in part, depend on our ability to operate without infringing on the proprietary rights of others. Although we have conducted searches and are not aware of any trademarks which our company might infringe, we cannot be certain that infringement has not or will not occur. We could incur substantial costs, in addition to the great amount of time lost, in defending any trademark infringement suits or in asserting any trademark rights, in suit with another party.

Risks Related To This Offering

If a market for our common stock does not develop, shareholders may be unable to sell their shares

There is currently no market for our common stock and a market may never develop. We currently plan to apply for listing of our common stock on the OTC Bulletin Board electronic quotation service upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the OTC Bulletin Board electronic quotation service or, if traded, a public market may never materialize. If our common stock is not traded on the OTC Bulletin Board electronic quotation service or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If a market for our common stock develops, our stock price may be volatile

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

●	the evolving demand for our service;
●	our ability or inability to arrange for financing;
●	our ability to manage expenses;
●	changes in our pricing policies or our competitors; and
●	global economic and political conditions.

Further, if our common stock is traded on the OTC Bulletin Board electronic quotation service, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations may adversely affect the market price of our common stock.

If the selling shareholders sell a large number of common shares all at once or in blocks, the market price of our shares would most likely decline

The selling shareholders are offering 1,900,000 common shares through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall.

We do not meet the requirements for our stock to be quoted on NASDAQ, American Stock Exchange or any other senior exchange and the tradability in our stock will be limited under the penny stock regulation.

The liquidity of our common stock is restricted as our common stock falls within the definition of a penny stock.

Under the rules of the Securities and Exchange Commission, if the price of the registrant's common stock on the OTC Bulletin Board is below $5.00 per share, the registrant's common stock will come within the definition of a "penny stock." As a result, the registrant's common stock is subject to the "penny stock" rules and regulations.  Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock.  These regulations require broker-dealers to:
   -    Make a suitability determination prior to selling penny stock to the purchaser;
   -    Receive the purchaser's written consent to the transaction; and
   -    Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell the registrant's common stock, and may affect the ability to resell the registrant's common stock.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties.  We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements.  The actual results could differ materially from our forward-looking statements.  Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

PLAN OF DISTRIBUTION AND SELLING SHAREHOLDERS

This prospectus relates to the sale of 1,900,000 common shares being registered on behalf of selling shareholders.  We are bearing all costs relating to the registration of the common shares. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common shares.

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market.  After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA for our common stock to be eligible for trading on the over-the-counter market.  We do not yet have a market maker who has agreed to file such application.

The sales price to the public is fixed at $0.02 per share. Sales at variable prices may commence following quotation of the securities on the OTC BB or listing on a national securities exchange. If the selling shareholders engage in short selling activities, they must comply with the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

Pursuant to Regulation M of the Securities Act, the selling shareholders will not, directly or indirectly, bid for, purchase, or attempt to induce any person to bid for or purchase their common shares during the offering except for offers to sell or the solicitation of offers to buy and unsolicited purchases that are not effected from or through a broker or dealer, on a securities exchange or through an inter-dealer quotation system or electronic communications network.

These requirements may restrict the ability of broker/dealers to sell our common stock, and may affect the ability to resell our common stock.

The 1,900,000 common shares offered by the selling shareholders may be sold by one or more of the following methods, without limitation:
   -    ordinary brokerage transactions and transactions in which the broker solicits purchases; and
   -    face-to-face transactions between sellers and purchasers without a broker-dealer.  In effecting sales, brokers or dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate.

The selling security holder or dealer effecting a transaction in the registered securities, whether or not participating in a distribution, is required to deliver a prospectus.

Under the Securities Act of 1933, the selling shareholders will be considered to be underwriters of the offering.  The selling shareholders may have civil liability under Section 11 and 12 of the Securities Act for any omissions or misstatements in the registration statement because of their status as underwriters.  We may be sued by selling shareholders if omissions or misstatements result in civil liability to them.

Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the shareholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

(a)   ordinary brokerage transactions and transactions in which the broker solicits purchasers;
(b)   privately negotiated transactions;

(c)   market sales (both long and short to the extent permitted under the federal securities laws);
(d)   at the market to or through market makers or into an existing market for the shares;
(e)   through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and
(f)    a combination of any of the aforementioned methods of sale.

In effecting sales, brokers and dealers engaged by the selling shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such re-sales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The shareholders and any broker-dealers or agents that participate with the shareholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

State Law Restrictions on Resale

If a selling security holder wants to sell our common shares under this registration statement in the United States, the selling shareholders will also need to comply with the states securities laws with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.

Any person who purchases common shares from a selling shareholder under this registration statement who then wants to sell such shares will also have to comply with state laws regarding secondary sales.  When the registration statement becomes effective, and a selling shareholder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there from.

Selling Shareholders

The table below sets forth information with respect to the resale of shares of common stock by the selling shareholders.  We will not receive any proceeds from the resale of common stock by the selling shareholders for shares currently outstanding.

The registrant shall register, pursuant to this prospectus 1,900,000 common shares currently outstanding for the account of the following individuals or entities.  The percentage owned prior to and after the offering assumes the sale of all of the common shares being registered on behalf of the selling shareholders.

Name	Total Shares Before Offering	# of Shares Being Registered	Total Shares After Offering	% After Offering
Christina Belanger	25,000	25,000	Nil	Nil
Sharmaine Cameron	150,000	150,000	Nil	Nil
Nancy Cassamajor	75,000	75,000	Nil	Nil
Allen Clayton	50,000	50,000	Nil	Nil
Gazebo Properties Inc. (a)	50,000	50,000	Nil	Nil
Vincent Girard	25,000	25,000	Nil	Nil
Gaylord Grundy	125,000	125,000	Nil	Nil
Craig Hampson	150,000	150,000	Nil	Nil
Franklin Harold	50,000	50,000	Nil	Nil
Erin Horwitz	125,000	125,000	Nil	Nil
Shyra Humniski	25,000	25,000	Nil	Nil
Gerald Kemp	100,000	100,000	Nil	Nil
Trena Kennedy	150,000	150,000	Nil	Nil
Michael Kordos	150,000	150,000	Nil	Nil
Delilah Kosolofski	50,000	50,000	Nil	Nil
Nicole Krygier	50,000	50,000	Nil	Nil
Kevin Libin	75,000	75,000	Nil	Nil
Mark Matovinovic	25,000	25,000	Nil	Nil
Carrie McDonell	50,000	50,000	Nil	Nil
Robert Meloff	100,000	100,000	Nil	Nil
Julia Mio	25,000	25,000	Nil	Nil
Katherine Pearlman	50,000	50,000	Nil	Nil
Richard Pearlman	25,000	25,000	Nil	Nil
Ryan Powell	50,000	50,000	Nil	Nil
Janis Starling	25,000	25,000	Nil	Nil
Sholem Tabachnick	25,000	25,000	Nil	Nil
Irina Tsudik	75,000	75,000	Nil	Nil
Amber Zenith	25,000	25,000	Nil	Nil
Total	1,900,000	1,900,000	Nil	Nil

The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table.

(a) Gazebo Properties Inc. is a private company 100% owned by Marshall Hundert.

Other than Katherine Pearlman, the wife of Paul Pearlman our President, sole officer and director, and Richard Pearlman, the brother of Paul Pearlman, and Gazebo Properties Inc. owned by Marshall Hundert, the brother-in-law of Paul Pearlman, none of the selling shareholders:

(1)	has had a material relationship with us other than as a shareholder at any time within the past three years; or

(2)	has ever been one of our officers or directors.

Prior to each sale of common shares to the selling shareholders, each selling shareholder represented in writing to the registrant that the common shares would be purchased solely for the account of the shareholder and not for distribution. The selling shareholders further represented that, at the time of purchase, they did not have any agreements or understandings, directly or indirectly, with any person to distribute the securities. All selling shareholders have represented to the registrant that they intend to sell their shares in the ordinary course of business.

DESCRIPTION OF BUSINESS

In General

The registrant was incorporated in the state of Nevada as a development stage company to create a web-based service,  kidsonlymarket.com.  The service is for buyers and sellers of hand me down items.  These items include essentially anything that children have grown out of and have value. These items a wide variety of baby-related items such as
●	boys’ clothing
●	girls’ clothing
●	maternity clothing,
●	toys,
●	furniture including cribs, rocking chairs, etc., and
●	other items which includes:
➢	strollers
➢	carriages
➢	bikes,
➢	safety products,
➢	books,
➢	movies on DVD or VHS and
➢	other used items

We are still in our development stage and plan on commencing business operations in spring 2011.

The concept of selling hand-me-downs is not new and continues to be fueled by two main factors.

●	The cost of purchasing new clothing and other baby-related gear can put a financial drain on families, and

●	Babies and young children grow out of things so quickly and require larger and different items as they age, there is both a constant supply of and demand for goods in new or near new condition.

Accordingly, buying second-hand or used goods at local markets, yard sales, and garage sales has been well established for a long time.  Used articles are often donated to charities.  Some organizations will sell collected clothing in bulk to redistributors to raise money.   Some organizations collect goods to be resold in less affluent regions or in developing countries.  A related and online market is also beginning to emerge which kidsonlymarket.com is being designed to exploit.  Kidsonlymarket.com will focus its efforts on the U.S. market.

With over 4 million new babies born each year in the U.S. according to U.S. Health and Human Services 2009 data, the market for hand-me-down items is very large.  When the market for newborn babies is combined with those babies / juveniles that each year outgrow their existing items and require larger and different products, the annual requirement for baby-related goods becomes many times larger.

According to Toys “R” Us (2009 10K Report), “The U.S. retail toy, specialty juvenile and electronics markets are estimated to have totaled approximately $61 billion in sales in 2009, with approximately $21 billion in sales driven by traditional toys, approximately $20 billion driven by juvenile products and approximately $20 billion driven by video game products.”

The Toys “R” Us 2009 10K Report stated, “The U.S. retail toy, specialty juvenile and electronics markets are estimated to have totaled approximately $61 billion in sales in 2009, with approximately $21 billion in sales driven by traditional toys, approximately $20 billion driven by juvenile products and approximately $20 billion driven by video game products.”

These sales do not take into account sales from other retailers, some of which are even larger retailers, which also have significant baby, kids and toy devisions such as:
●	Wal-Mart,
●	Target and K-Mart;
●	from other national and regional chains;
●	department stores,
●	discount stores,
●	supermarkets,
●	warehouse clubs and drug stores;
●	or other local retailers.

As a result, the market for new baby products is very large.

Management believes that as new Internet offerings emerge and help solve issues associated with traditional distribution channels for hand-me-downs, the market potential is significant.

Our Business

There are several critical components associated with the registrant’s business strategy.

●	First and foremost, management is of the opinion that there is a very large and dynamic hand-me-down market.

●	This marketplace is increasingly complex and differentiated, characterized by a wide variety of online and offline offerings, all of which compete, cooperate or partner with each other.

●	The hand-me-down market has always had a free aspect to it such as donating clothing, or nominal amounts charged at garage sales.

●	the marketplace is only in the beginning stages of becoming established and remains highly fragmented which leaving opportunities for new entrants.

The business strategy must be to execute a range of activities that:

●	Maximize traffic to the website and maximize listing on the website.

●	Appeal to each targeted group of buyers, sellers, and advertisers.

●	Create partnerships with other companies, both online and offline, that would mutually benefit each others business strategy.

The registrant’s business strategy intends to be designed to maximize strategic partnering opportunities, maximize listings, and maximize traffic – all with the intention of generating revenues in the form of advertising revenues.

The business theory is that the combined effect of all of the individual components of the business strategy should create a web of relationships that can facilitate a high level of ongoing site traffic to maximize advertising revenue potential. Market participants, along with strategy components are summarized below:

1.
Traditional sellers include parents of children, consignment stores, and goodwill stores.  A strategy of maximizing the attractiveness and value of the website will be followed.  This is expected to include:

-	Offering a large number of listings in as many categories as possible.

-	Providing an ability to sell merchandise for reasonable value (as opposed to giving away for free to local charities).

-	Providing a mix of free and value paid for listings.

-	Having a state of the art website – design, layout, functionality, ease of use, graphic presentation, etc.

-	Instituting an online search strategy to direct significant traffic to site.

-	Partnering with local charities to generate listings.

-	Partnering with other websites (cross links, duplicate / share listings).

2.
Buyers include parents and other family and friends of children, as well as recyclers.  These segments will be attracted to KidsOnlyMarket through having a large number of listings and maximizing traffic.  Key components of this strategy are expected to include:

-	Implementing an online search strategy to direct traffic to site.

-	Establishing relationships with potential interested recyclers.

-	Establishing cross links to information sites for additional value-added (i.e. links to interesting articles etc.).

3.	Advertisers include the large number of baby product manufacturers and retailers. A marketing strategy designed to maximize traffic is planned as the key component to heighten interest by advertisers.

4.
Other online providers of products and content include free, community-based websites, and others.  These sites represent potential partner sites and KidsOnlyMarket will seek to establish cross links and to duplicate / share listings.  This strategy is also designed to maximize critical mass (i.e. visits, page views of visitors) and appeal to advertisers.

The Website

The registrant has undertaken an extensive research effort to identify factors which contribute to the success of others in this market as well as to expose their relative shortcomings.  Management intends to provide not only a comparable service to others, but a superior one by:

▪	Developing relationships throughout the market and industry and implement these throughout the site effectively.

▪	Having a well organized and presented site.

Functional Areas

▪	Easy access to products – referenced by geography, product category, and age group and gender.

▪	Encouraging participants to visit links section/partner sites by having well-placed teaser icons.

▪	Prominent, yet attractively presented advertising links.

Site Operation:

Presentation & graphics.  We intend to create a site that incorporates several key characteristics in order to create a pleasing environment, retain traffic and legitimize the online presence.  Management believes that current competing offerings can be improved upon from a presentation perspective.

▪	Product organization – as mentioned above, easy search / surf by

▪	Œ product category,

▪	geographic area, and /or

▪	Ž age group.

▪
Modern navigation menus to ensure the visitors to the website can navigate their way around the site as efficiently as possible. Specific techniques include the use of CSS-based technique, JavaScript, PHP and DHTML.

▪	Ease of use, yet powerful features - little / no technical expertise required, simple upload, easy to enter and change text descriptions, etc.

▪	Avoiding clutter.

Information Content.  In conjunction with its partnering strategy, kidsonlymarket.com does not intend to offer a wide variety of its own content, but rather will feature content and links to its partner sites.  As an example, links to articles posted on baby information sites will be posted in exchange for links / ads back to kidsonlymarket.com.

Search / Innovative Postings.  Some innovative tools are planned to be offered to create some value-added benefits to customers, in particular.

In addition, several value added features are envisioned for the site, which include:

▪	Email notification to potential buyers of products introduced to the site,

▪
The ability for buyers to post listings for items that are wanted by them.  Sellers not only can view these listings, kidsonlymarket.com intends to provide a service whereby registered sellers can be notified by email of items that are desired by potential buyers.

▪	The ability of potential sellers to view postings by or email notification of such items that are wanted.

▪	An ecommerce ability will be implemented to take payments from customers that wish premium listings and for advertisers.

Some of these abilities may be of particular use to industry participants such as retailers that have specific areas of interest.

KidsOnlyMarket.com will function much like a bulletin board system. The seller of an item will create an account on the website and their member information will be verified.  Contact will be through email and new members will be emailed a temporary password, which must be used to initially sign in to the account and change their password.  Temporary passwords will be valid for 24 hours at which time they will expire.  The seller can then create a listing on the website.  The listing will be available on our site from anywhere from 3 to 6 months depending on the type of listing chosen. Anytime during the display period an interested party may contact the seller through the website.  The seller's email address will not be posted online and the potential buyer must contact the seller through use of an online tool that will be used to go through KidsOnlyMarket.com, which will use its email database to send the message to the seller.  If the seller then wishes to get in contact with the buyer, they can, at which time the buyer and seller will deal directly with each other (i.e. price, shipping arrangements, etc.).  They may exchange telephone numbers if they wish.  The site will have suggestions as to how both sellers and buyers can become acquainted with the issues and risks involved with online purchases before completing the transaction through a webpage with content and a full array of links regarding the issue.

Kids Only Market will carefully assess and test this component of the website, making changes as appropriate, prior to going live with the website.

Pricing strategy

The initial goal is to maximize traffic and to generate a large number of listings.  Management believes that if kidsonlymarket.com charges listing fees for basic listings, or charges commissions on sales on merchandise, that much of the traffic that may otherwise list on the site will not do so and go elsewhere.

Management’s business concept is to offer better value than other classified sites and to maximize build out, reach, and the number of listings so as to be the most attractive possible to advertisers.  However, an ecommerce ability will be implemented to take payments from customers that wish premium placement of their listings and enhanced ability to post pictures and for advertisers.  This is very much in line with current thinking on new web offerings – for example, eBay states that Kijii in the U.S. will likely remain free for most users - but eventually the company may charge for display ads or premium services.

Thus, management recognizes that the market may change over time and will monitor new revenue models as they emerge.  As the site becomes established and reaches a critical mass, there may be potential for revenues to be generated from listings.  Management will monitor the advisability of instituting these new pricing schemes but must be mindful at all times of the impact on traffic and listings that these additional components may have.

The registrant intends to have the ability to process all major credit cards and be tied in to the paypal.com payments system.

Advertising Opportunities for 3rd Parties:

The registrant intends to offer an effective means to market directly to parents of newborns and their immediate circle of friends and family.  Advertising with kidsonlymarket.com could enable branded product manufacturers and retailers an opportunity to target a very special niche group of potential consumers for pregnancy, newborn and baby related products.  Ads should not reach a random audience, but rather exactly those people to whom you want to advertise.

1.	Interactive Marketing Units. The Interactive Advertising Bureau (IAB) has guidelines for over-the-page rich media units. Placement of IAB-conforming ad units throughout the site such as:

●	banners,

●	buttons,

●	skyscrapers,

●	leaderboards and

●	rectangles

Our many value-add and beyond the banner packages increase the standard clickthrough rate, which measured by deviding the number of users who clicked on an ad by the number of times the ad was delivered.

The Interactive Advertising Bureau (IAB) is comprised of more than 460 leading media and technology companies who are responsible for selling 86% of online advertising in the United States. On behalf of its members, the IAB is dedicated to the growth of the interactive advertising marketplace, of interactive’s share of total marketing spend, and of its members’ share of total marketing spend. The IAB educates marketers, agencies, media companies and the wider business community about the value of interactive advertising. Working with its member companies, the IAB evaluates and recommends standards and practices and fields critical research on interactive advertising.

The Interactive Advertising Bureau (IAB) has established guidelines for over-the-page rich media units, including, expandable ads, floating ads, between-page and in-stream units. These guidelines were developed to enhance the user experience without constraining creative opportunities for marketers. The IAB is active in creating many standards in the online marketplace which are designed to help establish common ground with customers, reduce costly friction in the supply chain, share best practices that foster industry-wide growth, and generate industry-wide research and thought leadership that solidifies Interactive as a mainstream medium.  There are no material consequence of not complying with any of the IAB guidelines.

2.	Hover Advertising. Placement of hover ad units in conjunction with other ad campaigns. Interactive and large units OK

3.	Opt-In/Out Advertising. Offer products and services to members via online forms and pay per unique registration.

Websites are divided into two categories:

▪	E-commerce sites - E-commerce sites sell things and make their money from the products they sell, just like a brick-and-mortar store does.

▪
Content sites - Content sites create or collect content (words, pictures, video, etc.) for readers to look at. Content Web sites make their money primarily from advertising, like TV stations, radio stations and newspapers.

The majority of revenues are expected to be derived from advertising, however, an ecommerce ability will be implemented to take payments from customers that wish premium placement of their listings and enhanced ability to post pictures and for advertisers.  This is a combination of revenue models used by competitors.

Marketing

The registrant will focus its marketing efforts to capture and maintain the interest of buyers and sellers of hand-me-downs in the U.S.  This should be tailored to accomplish several things:

●	Creating partnerships which facilitate the posting of listings from other sites and sources.

●	Engaging in activities that encourage both return visits and direct new customers to the website.

This can be done through implementing a range of marketing techniques.

●	To gain initial listings, development of a targeted list of complementary websites, charitable organizations and their local contacts.

●	Gaining free listings on local shopping portals and guides.

●	Public/media relations, with newsworthy articles being placed with online information sources and advertising venues such as www.associatedcontent.com.

●	Getting involved with online blogs and forums.

●
Establishing a reciprocal link exchange program with a Parenting Links Engine.  This is a free program whereby a link to other websites is posted in exchange for reciprocal link back to kidsonlymarket.com.

●	Use of third-party content on the site.

●
Key – Development of a state of the art online “search” strategy to direct prospective buyers and sellers to the website.  Management will investigate the advisability of utilizing various forms of “paid for” internet advertising.

●	Development of a list of potential industry partners to establish links with to develop a united competitive presence to those developed by newspapers.

●	As mentioned, incorporation of a pricing strategy designed to encourage a high degree of initial traffic.

●
Development of initial and ongoing email and other direct marketing campaigns.  Potential use of Solo Blast Advertising.  Emailing a full message to hundreds of thousands of new & expectant parents - a news release, a special promo that needs a strong introduction, important corporate announcements...

●	Possible use, depending on funding, of use industry portals, online directories, and paid –for advertising partner sites to draw consumers and property owners / managers to the site.

●	Pursuing a variety of public relations activities, including media articles.

●	Depending on funding, instituting paid for marketing activities related to the site.

Online Monthly Newsletter:

Consideration will be given to providing a newsletter which can be sent out to a highly targeted family/parent audience once a month.  Alternatively, the registrant may distribute the content of others to this audience (and inserting ad content from kidsonlymarket.com)

Online Advertising:

In terms of online advertising opportunities, Google adwords has been proven to be an effective tool.

There is no minimum spending requirement – the amount you pay for AdWords is up to you. You can, for instance, set a daily budget of five dollars and a maximum cost of ten cents for each click on your ad.

Generating Traffic through Creating an Affiliate Program:

Affiliate programs, also called associate programs, are arrangements in which an online merchant web site  pays affiliate web sites a commission to send them traffic.  These affiliate Web sites post links to the merchant site and are paid according to a particular agreement.  This agreement is usually based on the number of people the affiliate sends to the merchant's site, or the number of people they send who buy something or perform some other action. Some arrangements pay according to the number of people who visit the page containing their merchant site's banner advertisement.  Basically, if a link on an affiliate site brings the merchant site traffic or money, the merchant site pays the affiliate site according to their agreement.

Over the past few years, affiliate programs have grown enormously in popularity, taking many interesting forms. For many web sites that do not deal much in e-commerce themselves, functioning as an affiliate is a good way to participate in e-commerce. With over 500,000 affiliate Web sites now participating; Amazon.com's affiliate program is a resounding success.

Should web traffic, revenues or additional funding make this possible, management of the registrant will investigate details concerning the viability of this model.

Competiton

Traditional Channels.  There are several well-established non-Internet related mechanisms for recycling / re-using hand-me-downs.

●	Directly giving to family and friends.

●	Local sales efforts such as garage sales, swap meets, clothes drives, and other.

●	Classified advertising – in local media to advertise more valuable items.

●
Giving to thrift shops.  In the United States, major national thrift shop operators include Goodwill Industries, Salvation Army, St. Vincent de Paul, and ReStore, see Habitat for Humanity International.  Examples of regional operators include Deseret Industries and those run by the Bethesda Lutheran Home in the Upper Midwest. Many local charitable organizations, both religious and secular, operate thrift shops. Common among these are missions, children's homes and homeless shelters, and animal shelters.  In addition, some charity shops are operated by churches, and are fundraising venues that support activities including in some cases, missionary activities in other countries.

New Internet Offerings.  There is beginning to emerge a variety of web-based organizations that are involved in collecting and re-distributing used goods / hand-me-downs online, including:

●	Online classified advertising sites, such as eBay and Yahoo classifieds.

●	“Free” sites, such as Craigslist, Kijii, and Oodle.

●	New community-based (online) groups such as baby2baby.org, freecycle.org, and freesharing.org.

●	A number of product oriented sites, such as shopzilla.com, amazon.com, shopperschoice.com, pronto.com, and babiesrus.ca.

●	Online extensions of local charities (information-based, site locations, etc.).

●	New sites dedicated to aggregating and selling used baby items, including handmedowns.com, and babyloot.com.

There are also a number of significant, baby-oriented websites, including:

●
There are a large number of new (branded) product manufacturing companies that have a very active web presence. Many are beginning to aggressively advertise their brands throughout the entire sector as well. There are any number of these (i.e. Fisher Price, Gymboree, Janie and Jack, Hanna Andersson, The Children’s Place Etsy, Kohls, Lands End just to name a few).

●	New online baby product portals (baby-place.com, allmodernbaby.com). Only new items are offered on these websites.

●
Content-oriented / information-based baby websites that distribute a range of information to parents and actively offering advertising opportunities. These include sites such as myparentingsource.com, babiesonline.com, parentingforums.org, and others. No sites were found that offer used baby items.

However, there are several deficiencies in the market.

Market Participant	Deficiencies / Issue(s)
Traditional Markets
●  Both buyers and sellers have costs associated with traveling to destinations.

●  Sellers tend to gain less monetary value from garage sales as the audience for the merchandise is small or no monetary value for their merchandise if they give it away to their friends, family or thrift shops.

●  Uncertainty.  Buyers go to stores not knowing whether there are any items they desire.

Online sites
●  Free sites (such as Craigslist), large established classified sites (such as eBay and Yahoo), and large, product-oriented sites (such as shopzilla) often attempt to “do everything for everyone”, they can be difficult to navigate, and it is often hard to find what you want.

●  Sites that are extensions of existing charities very often lack functionality.

●  Information sites rarely offer products on their own – they are geared to offering partnering opportunities for others.

●  Direct competition not well-established or strongly branded – kidsonlymarket.com can enter the market and start competing with effective search strategy.

Generally speaking, in terms of competition.  Differences include:

●
“Traditional” markets participants will continue to represent a very significant part of the used baby marketplace and serve to validate the concept of buying and selling used items.  However, they have limitations which KidsOnlyMarket.com will seek to exploit.  Online extensions of these charities and other online community-based groups are not strong offerings and lack state of the art features and functionality.

●
Extensive online searches for competitors failed to discover a strong direct competitor with  the same business model.  Existing websites which offer used baby items are not well established and have severe limitations.

●	Other sites, including product oriented sites, new baby portals, and content oriented sites offer new products only.

●
Existing “free” classified sites such as Craigslist and eBay present issues by being very large sites and attempting to be “all things to everyone”.  They do not represent a specialized, niche site – which KidsOnlyMarket.com will attempt to capitalize on.

Competitive advantages enjoyed by competing offerings may include:

Market Participant	Competitive Advantages(s)
Traditional markets	● Name recognition. ● Strong local presence. ● Proven and trusted. ● Strong volunteer (manpower) base.
“Free” sites
●   Free sites (such as Craigslist) have strong name recognition and are well established as sites to visit when buying and selling used items of all types.

●   First mover advantage.

●   Much greater technical and financial resources.

●   Information sites rarely offer products on their own – they are geared to offering partnering opportunities for others.

●   Direct competition not well-established or strongly branded – kidsonlymarket.com can enter the market and start competing with effective search strategy.

Sites as extensions of local charities	● Name recognition. ● Direct ties to trusted local (physical) stores. ● Potential to include product from physical location online. ● An ability to co-market with their established stores.
Information-based sites
●   These sites are relatively easy to find on the web, largely owing to their name and ease of tying in with keyword searches.

●   They have a clear ability to leverage their “value” as information providers to offer “used items” section on their site.  This will be particularly true should the business model for kidsonlymarket.com prove successful.

Product-oriented sites
●   These sites are often large, well established sites and compete effectively on many levels, including:

       o    greater technical resources,

       o    name recognition, and

       o    critical mass.

     As such, these sites could enter the used baby item “space” with relative ease.

KidsOnlyMarket.com will overcome the deficiencies of traditional market participants by being lower cost and offering an opportunity to capture value for their used items. The website will compete with sellers of new items by having available quality merchandise at a fraction of the cost and will compete with other online websites that have used items for sale by offering a level of expertise and marketing professionalism not present with existing offerings. Finally, KidsOnlyMarket.com will compete with large “free” sites by offering a superior, niche product that captures traffic based on an aggressive marketing strategy to create repeat traffic and branding.

Government Regulation

In general, all existing laws that apply to traditional commerce apply equally in an electronic environment. For example, laws related to business incorporation, business name registration, taxation, consumer protection, deceptive advertising, importing/exporting, product safety, product standards, criminal code, inter-provincial trade treaties, intellectual property and liability, all apply.
Companies must comply with the law of any jurisdiction where it is considered to be carrying on business.

Some electronic commerce activities are regulated by the Federal Trade Commission. These activities include the use of commercial e-mails, online advertising and consumer privacy. The Federal Trade Commission regulates all forms of advertising, including online advertising, and states that advertising must be truthful and non-deceptive. Safeguards will be put in place to protect consumers’ rights and privacy on our website.

Employees

We have no employees as of the date of this prospectus other than our president. We currently do not conduct business as we are only in the development stage of our company. We plan to conduct our business largely through the outsourcing of experts in each particular area of our business.

Research and Development Expenditures

We have not incurred any material research or development expenditures since our incorporation.

Subsidiaries

We do not currently have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Office Property

We maintain our executive office at 304, 1020 14th Avenue, SW, Calgary, Alberta, Canada, T2R 0N9. This office space is being provided to the company free of charge by our president, Mr. Pearlman. This arrangement provides us with the office space necessary at this point. As business operations increase, we may need to lease or acquire additional or alternative space to accommodate our development activities and growth.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The $0.02 per share offering price of our common stock was determined arbitrarily by us. There is no relationship whatsoever between this price and our assets, earnings, book value or any other objective criteria of value. We intend to apply to the OTC Bulletin Board electronic quotation service for the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders named in this prospectus.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 65,000,000 shares of common stock, with a par value of $0.001 per share, and 10,000,000 shares of preferred stock, with a par value of $0.001 per share. As of March 25, 2011, there were 4,900,000 shares of our common stock issued and outstanding held by twenty nine (29) stockholders of record. There are no preferred shares issued.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority or, in the case of election of directors, by a plurality, of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy.  Two persons present and being, or represented by proxy, shareholders of the Corporation are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any dividends in the foreseeable future.

Pre-emptive Rights

Holders of common stock are not entitled to pre-emptive or subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase common shares.

Options

We have not issued and do not have outstanding any options to purchase common shares.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into common shares or any rights convertible or exchangeable into common shares.

Nevada Anti-Takeover laws

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the state of Nevada; and does business in the state of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of Operation

To date, management has:

●	Incorporated the registrant in the state of Nevada.

●	Reserved the domain name www.kidsonlymarket.com.

●	Conducted extensive research into the business of the registrant and written its business plan.

●	Held discussions with one or more proven website development firms.

Phase I – Initial Launch

●	Design and construct the initial website.

●	Develop lists of all potential websites to partner with as well as all potential advertisers.

●	Complete development of detailed marketing strategies.

●	Develop sophisticated, detailed online search strategies.

●	Establish an ecommerce ability along with merchant relationships with Paypal and / or credit card companies.

The initial budget for phase one is estimated at $20,000.

The kidsonlymarket.com web site is expected to be complete and fully functioning by May, 2011.

Phase II – Marketing

The second phase of the operating plan is expected to be devoted to instituting an aggressive marketing effort, to develop the needed strategic partnerships and gain initial listings of baby / juvenile products.  Mr. Pearlman, the registrant’s president will spearhead this effort.  Due to the nature of the costs involved and the fact that Mr. Pearlman will not be receiving a salary at this time, expenses related to phase two are expected to be less than $10,000.  These efforts are expected to begin as soon as the website is fully functioning and expected to last over the course of three to four months.

An important part of phase II will be to monitor the effectiveness of all marketing activities and identify all roadblocks in order to refine the business strategy and direct funding for its most productive activities, as well to lay the basis for a future strategy in additional market areas.

Phase III – Establish Presence in Additional Market Areas

If the registrant is successful in Phase I and II and sales are realized, management may institute phase three of the business plan, which may involve hiring one or more staff to handle increased demands such as site monitoring, data entry, and customer support.  The management team may be broadened and marketing personnel may be hired to access additional sales and distribution channels.  There may be additional demands placed on the company for website development.

Results of Operations for the Three Months Ended December 31, 2010

We did not earn any revenues in the three months ended December 31, 2010.  We do not anticipate earning revenues until such time as we have begun operations on our website.  We are presently in the start-up phase of our business and we can provide no assurance that we will attain sufficient business on our website to attain profitability.

We incurred operating expenses in the amount of $7,197 for the three months ended December 31, 2010.  These operating expenses included professional fees associated with the filing of our registration statement and administrative expenses.  We anticipate our operating expenses will increase as we undertake our plan of operations.  The increase will be attributed to costs associated with setting up and maintaining our website. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Results of Operations for Fiscal Year Ending September 30, 2010

We did not earn any revenues from inception through the period ending September 30, 2010.  We do not anticipate earning revenues until such time as we have begun operations on our website.  We are presently in the start-up phase of our business and we can provide no assurance that we will attain sufficient business on our website to attain profitability.

We incurred operating expenses in the amount of $4,609 from inception on April 9, 2010 through the period ended September 30, 2010.  These operating expenses included the research and the preparation of our business plan in addition to administrative expenses.  We anticipate our operating expenses will increase as we undertake our plan of operations.  The increase will be attributed to costs associated with setting up and maintaining our website, and the professional fees to be incurred in connection with the filing of a registration statement with the Securities Exchange Commission under the Securities Act of 1933.  We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934.

Liquidity and Capital Resources

As of December 31, 2010, we had cash of $40,694 and operating capital of $40,694.

Cash Used In Operating Activities

We used cash in operating activities in the amount of $11,806 during the period from our inception on April 9, 2010 through to December 31, 2010 and $7,197 during the three month period ended December 31, 2010. Cash used in operating activities was funded by cash from financing activities.

Cash From Investing Activities

We used $nil cash in investing activities during the period from our inception on April 9, 2010 through to December 31, 2010.

Cash from Financing Activities

We generated cash from financing activities in the amount of $52,500 during the period from our inception on April 9, 2010 through to December 31, 2010. Cash generated by financing activities is attributable to the private placement financings of our common stock that we have completed since our incorporation.  These financings include sales of a portion of the shares that are offered by the selling shareholders through this prospectus.  We have applied these proceeds towards our completion of our plan of operations.  We plan to spend the balance of these proceeds as described above under Plan of Operations.

As of December 31, 2010, we had no commitments for capital expenditures.

We estimate that our total expenditures over the next twelve months will be approximately $30,000.  We anticipate that our cash and working capital will be sufficient to enable us to complete the first stage of our plan of operations and to pay for the costs of this offering and our general and administrative expenses for the next twelve months.  However, our ability to continue our plan of operations after that point will be subject to us obtaining adequate financing as the expenditures will exceed our cash reserves.

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant development activities beyond those planned for the current fiscal year.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

CHANGES IN AND DISSAGREEMNTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of March 25, 2011, are as follows:

Name	Age	Position(s) and Office(s) Held	Term of Office
Paul Pearlman	61	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director	Since Inception To present

Set forth below is a brief description of the background and business experience of our sole officer and director.

The registrant believes that the skills, experiences and qualifications of its sole officer and director provide the registrant with the expertise and experience necessary to advance the interests of its shareholders.

Paul Pearlman is our President, CEO, CFO, Secretary and sole director. Mr. Pearlman completed the Business Management Program at the Southern Alberta Institute of Technology, Calgary, Alberta in 1971. Mr. Pearlman has been self-employed in the retail business for over 30 years. Since 1980 Mr. Pearlman has owned and operated Paulo Investments, Ltd., operating as PACEY’S … real life clothes. Pacey’s is an independent casual clothing retailer with one store in Calgary, Alberta. Many of the lines carried by Pacey’s are exclusive to them.  From 1981 to 1989 Mr. Pearlman was Manager and Co-owner of KRP Investments Ltd. which owned the first Polo Ralph Lauren store in Western Canada. In 1986 the store was expanded to include Ladieswear, and in 1989 the store was sold to Comark Inc.

Mr. Pearlman’s extensive experience in the retail clothing business is well suited to the requirements on him to carry out the registrant’s business plan.

Mr. Pearlman has been a director of two private Canadian companies. He has been a director of Paulo Investments Ltd. since 1980, and was a director of KRP Investments Ltd. from 1981 to 1989.

Mr. Pearlman is not currently, nor has he ever been, a director of any public company.

Directors

Our bylaws authorize no less than one (1) director.  We currently have one director.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than our president. We do not believe we will require any additional employees until such time as the website is complete and begins obtaining significant listings. We are outsourcing in the meantime for the development of our website.

We do not have any standard arrangements by which directors are compensated for any services provided as a director.  No cash has been paid to the directors in their capacity as such.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors.  In addition to having no nominating committee for this purpose, we currently have no specific audit committee and no audit committee financial expert.  Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Involvement in Certain Legal Proceedings

None of our directors, executive officers and control persons have been involved in any of the following events during the past ten years:
-   Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
-   Any conviction in a criminal proceeding or being subject to any pending criminal proceeding (excluding traffic violations and other minor offenses);
-   Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities,; or
-   Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Change-In-Control Arrangements

There are currently no employment agreements or other contracts or arrangements with our officers or directors.  There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of any of our directors, officers or consultants.  There are no arrangements for our directors, officers, employees or consultants that would result from a change-in-control.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The registrant presently not does have employment agreements with any of its named executive officers and it has not established a system of executive compensation or any fixed policies regarding compensation of executive officers.  Due to financial constraints typical of those faced by a development stage business, the company has not paid any cash and/or stock compensation to its named executive officers.

Our current named executive officer holds substantial ownership in the registrant and is motivated by a strong entrepreneurial interest in developing our operations and potential revenue base to the best of his ability.   As our business and operations expand and mature, we may develop a formal system of compensation designed to attract, retain and motivate talented executives.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Paul Pearlman, CEO, CFO, President, Secretary-Treasurer, & Director	2010	0	0	0	0	0	0	0	0

Narrative Disclosure to the Summary Compensation Table

Our named executive officers do not currently receive any compensation from the registrant for their service as officers of the registrant.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Paul Pearlman	0	0	0	0	0	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Paul Pearlman	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our sole director does not currently receive any compensation from the registrant for his service as a member of the board of directors of the registrant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 25, 2011, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 4,900,000 shares of common stock issued and outstanding on March 25, 2011.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*

Common	Paul Pearlman 304, 1020 14th Ave., SW Calgary, AB T2R 0N9	3,000,000	61.22%

Common	Total all executive officers and directors	3,000,000	61.22%

Common	5% Shareholders
	None

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities mother than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We issued 3,000,000 shares of common stock at a price of $0.005 per share to our president, Mr. Pearlman for consideration of $15,000 effective June 1, 2010. This issuance was made to Mr. Pearlman, who is a sophisticated individual and was in a position of access to relevant and material information regarding our operations. The shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.

We issued 50,000 shares of common stock at a price of $0.02 per share to Katherine Pearlman, the wife of our president, Mr. Pealman for consideration of $1,000 effective September 30, 2010. The issuance was made as part of an offering pursuant to Rule 903(a) and conditions set forth in Category 3 (Rule 903(b)(3)) of Regulation S of the Securities Act of 1933.

We issued 25,000 shares of common stock at a price of $0.02 per share to Richard Pearlman, the brother of our president, Mr. Pearlman for consideration of $500 effective September 30, 2010. The issuance was made as part of an offering pursuant to Rule 903(a) and conditions set forth in Category 3 (Rule 903(b)(3)) of Regulation S of the Securities Act of 1933.

We issued 50,000 shares of common stock at a price of $0.02 per share to Gazebo Properties Inc., a company 100% owned by Marshall Hundert, the brother-in-law of our president. Mr. Pearlman for consideration of $1,000 effective September 30, 2010. The issuance was made as part of an offering pursuant to Rule 903(a) and conditions set forth in Category 3 (Rule 903(b) (3)0 of Regulation S of the Securities Act of 1933.

Family relationships between any of the selling shareholders and Paul Pearlman, our President and Sole Director:

Katherine Pearlman                 Wife
Richard Pearlman                     Brother
Gazebo Properties Inc.            (100% owned by Marshall Hundert) brother-in-law

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Item 5(a)

a)   Market Information.  Our common stock is not quoted on a market or securities exchange.  We cannot provide any assurance that an active market in our common stock will develop.  We intend to quote our common shares on a market or securities exchange.

b)   Holders.  At December 30, 2010, there were 29 shareholders of the registrant holding a total of 4,900,000 common shares. We have no shares of common stock subject to outstanding options or warrants to purchase, or securities convertible into, our common stock. Except for this offering, there is no common stock that is being, or has been proposed to be, publicly offered.

c)   Dividends.  Holders of the registrant’s common stock are entitled to receive such dividends as may be declared by its board of directors.  No dividends on registrant’s common stock have ever been paid, and the registrant does not anticipate that dividends will be paid on its common stock in the foreseeable future.

d)   Securities authorized for issuance under equity compensation plans.  No securities are authorized for issuance by the registrant under equity compensation plans.

	Number of Securities	Weighted Average Exercise	Number of Securities
	Issued upon Exercise of	Price of Outstanding Options	Remaining Available
Plan Category	Outstanding Options,	Warrants and Rights	Future Issuance
Equity Compensation
Plans Approved
by Security Holders	n/a	n/a	n/a

Equity
Compensation
Plans Not Approved
by Security Holders	n/a	n/a	n/a

Total	n/a	n/a	n/a

e)   Performance graph

Not applicable.

f)  Sale of unregistered securities.

We closed an issue of 3,000,000 shares of common stock on June 1, 2010 to our sole officer and director, Paul Pearlman, at a price of $0.005 per share.  The total proceeds received from this offering were $15,000.  These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 and are restricted shares as defined in the Securities Act.  We did not engage in any general solicitation or advertising.

We completed an offering of 1,900,000 shares of our common stock at a price of $0.02 per share to a total of twenty eight (28) purchasers on September 30, 2010.  The total amount we received from this offering was $38,000. The identity of the purchasers from this offering is included in the selling shareholder table set forth above.  We completed this offering pursuant Rule 903(a) and conditions set forth in Category 3 (Rule 903(b)(3)) of Regulation S of the Securities Act of 1933.

Item 5(b)  Use of Proceeds.  As described herein.

Item 5(c)  Purchases of Equity Securities by the issuer and affiliated purchasers.  None.

Admission to Quotation on the OTC Bulletin Board and/or OTCQB

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board and/or the OTCQB.  However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board or the OTCQB, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities.  The OTC Bulletin Board and the OTCQB differs from national and regional stock exchanges in that it:

(1)   is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2)   securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board and/or the OTCQB, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the registrant listing.  If it meets the qualifications for trading securities on the OTC Bulletin Board and the OTCQB, our securities will trade on the OTC Bulletin Board and the OTCQB.  We may not now or ever qualify for quotation on the OTC Bulletin Board or the OTCQB.  We currently have no market maker who is willing to list quotations for our securities.

Shares Eligible for Future Sale

Upon the date of this prospectus, there are 4,900,000 common shares outstanding of which no common shares may be freely traded without registration.  However, 1,900,000 common shares of present shareholders are being registered on this offering.

The remaining 3,000,000 common shares will be restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

At the present time, resales or distributions of such shares are provided for by the provisions of Rule 144.  That rule is a so-called "safe harbor" rule which, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d)(1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of the registrant under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions.  Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of shares of common stock or the availability of such shares for sale will have on the market price prevailing from time to time.  Nevertheless, sales of significant amounts of our common stock could adversely affect the prevailing market price of the common stock, as well as impair our ability to raise capital through the issuance of additional equity securities.

EXPERTS

The financial statements of the registrant appearing in this prospectus and in the registration statement have been audited by John Kinross-Kennedy, C.P.A., an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings the outcome of which, in the opinion of our management, would have a material adverse effect on our business, financial condition, or results of operation.   Our agent for service of process in Nevada is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by Jody M. Walker, Attorney At Law, Centennial, Colorado.

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at:

Kids Only Market, Inc.
304, 1020 14th Ave., SW,
Calgary, Alberta, T2R 0N9,
Canada
(403) 850-8227

Our fiscal year ends on September 30, 2010.  Upon completion of this offering, we will become a reporting company and file annual, quarterly and current reports with the SEC.  You may read and copy any reports, statements, or other information we file at the SEC's public reference room at 100 F Street, Washington D.C. 20549.  You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC.  Please call the SEC at 1-800- SEC-0330 for further information on the operation of the public reference rooms.  Our SEC filings are also available to the public on the SEC Internet site at http:\\www.sec.gov.

FINANCIAL STATEMENTS

Index to Financial Statements:

Unaudited consolidated financial statements for the three months ended December 31, 2010, including:

39	Consolidated Balance Sheets as of December 31, 2010 and September 30, 2010

40	Consolidated Statements of Operations for the Three Months Ended December 31, 2010 and for the period April 9, 2010 (inception) to December 31, 2010

41	Statement of Stockholders’ Equity for the period from April 9, 2010 (inception) to December 31, 2010

42	Consolidated Statements of Cash Flows for the Three Months Ended December 31, 2010 and for the period April 9, 2010 (inception) to December 31, 2010

43-46	Notes to Financial Statements

Audited financial statements for the period ended September 30, 2010, including:

47	Auditors’ Report

48	Balance Sheet

49	Statement of Operations

50	Statement of Stockholders’ Equity

51	Statement of Cash Flows

52-55	Notes to Financial Statements

KIDS ONLY MARKET, INC.
(A Development Stage Company)
Balance Sheet
As at December 31, 2010 and September 30, 2010
(unaudited)

ASSETS
	December 31,	September 30,
	2010	2010

CURRENT ASSETS
Cash and Cash Equivalents	40,694	47,891

TOTAL ASSETS	$40,694	$47,891

LIABILITIES & STOCKHOLDERS' EQUITY

LIABILITIES	$-	$-

STOCKHOLDERS' EQUITY

Preferred Stock, par value $0.001; authorized 10,000,000 shares;
issued and outstanding: none		-
Common Stock, par value $0.001;
authorized 65,000,000 shares; issued and outstanding:
4,900,000 shares at September 30, 2010;
4,900,000 shares at December 31, 2010;	4,900	4,900
Additional paid-in capital	47,600	47,600
Deficit accumulated in the development stage	(11,806)	(4,609)

Total Stockholders' Equity	40,694	47,891

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$40,694	$47,891

The accompanying notes are an integral part of these financial statements

KIDS ONLY MARKET, INC.
(A Development Stage Company)
Statement of Operations
(unaudited)

		For the period
		of Inception,
	For the	from April 9,
	3 months ended	2010 through
	December 31,	December 31,
	2010	2010

Revenues	$-	$-

Costs and Expenses

Consulting	-	3,500
Professional Fees	6,625	6,625
Other General & Administrative expenses	572	1,681

Total Expenses	7,197	11,806

Net Income (Loss)	$(7,197)	$(11,806)

The accompanying notes are an integral part of these financial statements

KIDS ONLY MARKET, INC.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the period from Inception, April 9, 2010 to December 31, 2010
(unaudited)

				Accumulated
			Additional	Deficit During
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balances at Inception, May 13, 2010	-	$-	$-	$-	$-

Stock issued for cash @ $0.01 per share
June 1, 2010	3,000,000	$3,000	$12,000		$15,000
Stock issued for cash @ $0.02 per share
September 30, 2010	1,900,000	$1,900	$35,600		$37,500
Net loss, period ended September 30, 2010				(4,609)	(4,609)

Balances at September 30, 2010	4,900,000	$4,900	$47,600	$(4,609)	$47,891

Net loss for the three months				(7,197)	(7,197)

Balances at December 31, 2010	4,900,000	4,900	47,600	(11,806)	40,694

The accompanying notes are an integral part of these financial statements

KIDS ONLY MARKET, INC.
(A Development Stage Company)
Statements of Cash Flows
(unaudited)

		For the period
		of Inception,
	For the	from April 9,
	3 months ended	2010 through
	December 31,	December 31,
	2010	2010

Cash Flows from operating activities
Net Income (Loss)	$(7,197)	$(11,806)
Adjustments to reconcile net loss to net cash
used by operating activities:	-	-
Change in operating assets and liabilities:	-	-
Net Cash provided by (used by)
Operating Activities	(7,197)	(11,806)

Cash flows from Investing Activities
Sale of stock for cash	-	52,500

Net Cash provided by Investing Activities	-	52,500

Cash flows from Financing Activities
Net Cash provided by Financing Activities	-	-

Net Increase (Decrease) in cash	(7,197)	40,694

Cash at beginning of period	47,891	-

Cash at end of Period	$40,694	$40,694

CASH PAID FOR:
Interest	$-	$-
Income Taxes	$-	$-

The accompanying notes are an integral part of these financial statements

KIDS ONLY MARKET, INC.

NOTES TO FINANCIAL STATEMENTS

For the Period ended December 31, 2010

NOTE 1 – BUSINESS AND CONTINUED OPERATIONS

Kids Only Market Inc. was organized under the laws of the State of Nevada on April 9, 2010. The Company was formed for the purpose of engaging in all lawful businesses. The Company’s authorized capital consisted of  10,000,000 shares of $0.001 par value preferred stock and 65,000,000 shares of $0.001 par value common voting stock.

Current Business of the Company

The Company had no material business operations from inception April 9, 2010 to December 31, 2010.  The company formed plans to offer an on-line resource for buyers and sellers of children’s  “hand me down” items.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

These financial statements have been prepared using the basis of accounting generally accepted in the United States of America. Under this basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted September 30 as the fiscal year-end.

Cash and equivalents

Cash and equivalents include investments with initial maturities of three months or less.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued   ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.  FASB ASC 820-10 defines fair value as the price  that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-	Level 1: Quoted prices in active markets for identical assets or liabilities.

-
Level 2:  Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of the Company’s financial instruments as of December 31, 2010, reflect:

-	Cash: Level One measurement based on bank reporting.

Income Taxes

The Company utilizes FASB ACS 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.  The Company generated a deferred tax credit through net operating loss carryforward.  However, a valuation allowance of 100% has been established, as the realization of the deferred tax credits is not reasonably certain, based on going concern considerations outlined below.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company had an operating loss from inception (April 9, 2010) to December 31, 2010 of $11,806. The Company had a positive net cash flow in the same period of $40,694, bolstered by subscriptions received for common stock. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources.  Management’s plans to continue as a going concern include raising additional capital through sales of common stock.  However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Development-Stage Company

The Company is considered a development-stage company, with limited operating revenues during the periods presented, as defined by FASB Accounting Standards Codification ASC 915.  ACS 915 requires companies to report their operations, shareholders’ deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.  Management has defined inception as April 9, 2010.  Since inception, the Company has incurred an operating loss of $11,806. The Company’s working capital has been generated from solicitation of subscriptions for stock.  Management has provided financial data since April 9, 2010 in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions.

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS

In January 2010, the FASB issued ASU No. 2010-01, amending SFAS No. 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles.” This Standard codified in ASC 105 is being modified to include the authoritative and non-authoritative levels of GAAP. This amendment is effective for financial statements issued for interim and annual periods ending after September 15, 2009. ASU No. 2010-01 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-08, “Technical Corrections to various Topics.” This Standard is being updated to eliminate outdated or inconsistent GAAP standards and to clarify the Boards original intent mainly with regards to derivatives and hedging. This is effective for the first reporting period (including interim periods) beginning after issuance. ASU No. 2010-08 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements” related to ASC Topic 820-10.  This update requires new disclosures to; transfers in or out of Levels 1 and 2, activity in Level 3fair value measurements, Level of disaggregation, and disclosures about inputs and valuation techniques. This amendment will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. ASU No. 2010-06 has no impact on the Company’s results of operations, financial condition or cash flows.

In January, 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements. The standard amends ASC Topic 820, Fair Value Measurements and Disclosures to require additional disclosures related to transfers between levels in the hierarchy of fair value measurement. The standard does not change how fair values are measured. The standard is effective for interim and annual reporting periods beginning after December 15, 2009. As a result, it is effective for the Company in the first quarter of fiscal year 2010. The Company does not believe that the adoption of ASU 2010-06 will have a material impact on its financial statements.

In February 2010, the FASB issued ASU No. 2010-09, “Subsequent Events (ASC Topic 855), Amendments to Certain Recognition and Disclosure Requirements.” This Standard update requires a SEC Filer to (1) evaluate subsequent events through the date that the financial statements are issued or available to be issued, (2) defines “SEC Filer” as an entity that is required to file or furnish its financial statements with either the SEC or, with respect to an entity subject to Section 12(i) of the Securities Exchange Act of 1934, as amended, the appropriate agency under that Section, (3) not be bound to disclosing the date through which subsequent events have been evaluated, (4) note the definition of public entity is not longer defined nor necessary for Topic 855, (5) note the scope of the reissuance disclosure requirements is refined to include revised financial statements only. These Updates are effective for interim or annual periods ending after June 15, 2010. ASU No. 2010-09 has no effect on the Company’s financial position, statement of operations, or cash flows at this time.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

There were no commitments or contingencies in the initial period ended December 31, 2010.

NOTE 5 – CAPITAL STOCK

On June 1, 2010, 3,000,000 shares of common stock were issued for cash at $0.01 per share, realizing $15,000.

On September 30, 2010, 1,900,000 shares of common stock were issued for cash at $0.02 per share, realizing $37,500.

As of December 31, 2010, 10,000,000 shares of par value $0.001 preferred stock were authorized, of which none were issued and outstanding.  65,000,000 par value $0.001 shares of common stock were authorized, of which 4,900,000 shares were issued and outstanding.

NOTE 6 – LITIGATION

There were no legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors.

NOTE 7 – SUBSEQUENT EVENTS

Events subsequent to December 31, 2010 have been evaluated through February 14, 2010, the date these statements were available to be issued, to determine whether they should be disclosed to keep the financial statements from being misleading.  Management found no subsequent events to be disclosed.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:  The Board of Directors and Stockholders
Kids Only Market Inc.
Calgary, Alberta, Canada

I have audited the accompanying balance sheet of Kids Only Market Inc. as of September 30, 2010 and the related statements of operations, shareholders’ deficit and cash flows for the period then ended, and for the period since inception, April 9, 2010, to September 30, 2010.  These financial statements are the responsibility of the Company’s management.  My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  I believe that my audit provides a reasonable basis for my opinion.

In my opinion the financial statements referred to above present fairly, in all material respects, the financial position of Kids Only Market Inc. as of September 30, 2010 and the results of its operations and its cash flows for the period then ended, and the period from inception, April 9, 2010 to September 30, 2010 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  As discussed in Note 2 to the financial statements, the Company has no revenue and incurred a loss in its initial year.  This raises substantive doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company has determined that it is not required to have, nor was I engaged to perform, an audit of the effectiveness of its documented internal controls over financial reporting.

/ s /
John Kinross-Kennedy
Certified Public Accountant
Irvine, California
December 13, 2010

KIDS ONLY MARKET, INC.
(A Development Stage Company)
Balance Sheet
As at September 30, 2010

ASSETS

CURRENT ASSETS
Cash and Cash Equivalents	$47,891

TOTAL ASSETS	$47,891

LIABILITIES & STOCKHOLDERS' EQUITY

LIABILITIES	$-

STOCKHOLDERS' EQUITY

Preferred Stock, par value $0.001; authorized 10,000,000 shares;
issued and outstanding: none	-
Common Stock, par value $0.001; authorized 65,000,000 shares;
issued and outstanding: 4,900,000 shares	4,900
Additional paid-in capital	47,600
Deficit accumulated in the development stage	(4,609)

Total Stockholders' Equity	47,891

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$47,891

The accompanying notes are an integral part of these financial statements

KIDS ONLY MARKET, INC.
(A Development Stage Company)
Statement of Operations

		For the period
		of Inception,
	For the	from April 9,
	period ended	2010 through
	September 30,	September 30,
	2010	2010

Revenues	$-	$-

Costs and Expenses

Consulting	3,500	3,500
Other General & Administrative expenses	1,109	1,109

Total Expenses	4,609	4,609

Net Income (Loss)	$(4,609)	$(4,609)

The accompanying notes are an integral part of these financial statements

KIDS ONLY MARKET, INC.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity
For the period from Inception, April 9, 2010 to September 30, 2010

				Accumulated
			Additional	Deficit During
	Common Stock		Paid-in	Development
	Shares	Amount	Capital	Stage	Total

Balances at Inception, April 9, 2010	-	$-	$-	$-	$-

Stock issued for cash @ $0.01 per share
June 1, 2010	3,000,000	$3,000	$12,000		$15,000
Stock issued for cash @ $0.02 per share
September 30, 2010	1,900,000	$1,900	$35,600		$37,500
Net loss, period ended September 30, 2010				(4,609)	(4,609)

Balances at September 30, 2010	4,900,000	$4,900	$47,600	$(4,609)	$47,891

The accompanying notes are an integral part of these financial statements

KIDS ONLY MARKET, INC.
(A Development Stage Company)
Statements of Cash Flows

		For the period
		of Inception,
	For the	from April 9,
	period ended	2010 through
	Sep. 30,	Sept.30,
	2010	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(4,609)	$(4,609)
Adjustments to reconcile net loss to net cash
used by operating activities:	-	-
Change in operating assets and liabilities:	-	-
Net Cash provided by (used by)
Operating Activities	(4,609)	(4,609)

CASH FLOWS FROM INVESTING ACTIVITIES
Sale of stock for cash	52,500	52,500

Net Cash (used by) Investing Activities	52,500	52,500

CASH FLOWS FROM FINANCING ACTIVITIES
Net Cash provided by Financing Activities	-	-

NET INCREASE IN CASH	47,891	47,891

CASH AT BEGINNING OF PERIOD	-	-

CASH AT END OF PERIOD	$47,891	$47,891

CASH PAID FOR:
Interest	$-	$-
Income Taxes	$-	$-

The accompanying notes are an integral part of these financial statements

KIDS ONLY MARKET, INC.

NOTES TO FINANCIAL STATEMENTS

For the Period ended September 30, 2010

NOTE 1 – BUSINESS AND CONTINUED OPERATIONS

Kids Only Market Inc. was organized under the laws of the State of Nevada on April 9, 2010. The Company was formed for the purpose of engaging in all lawful businesses. The Company’s authorized capital consisted of  10,000,000 shares of $0.001 par value preferred stock and 65,000,000 shares of $0.001 par value common voting stock.

Current Business of the Company

The Company had no material business operations from inception April 9, 2010 to September 30, 2010.  The company formed plans to offer an on-line resource for buyers and sellers of children’s  “hand me down” items.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

These financial statements have been prepared using the basis of accounting generally accepted in the United States of America. Under this basis of accounting, revenues are recorded as earned and expenses are recorded at the time liabilities are incurred. The Company has adopted September 30 as the fiscal year-end.

Cash and equivalents

Cash and equivalents include investments with initial maturities of three months or less.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued   ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures" for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements.  FASB ASC 820-10 defines fair value as the price  that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.  FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

-	Level 1: Quoted prices in active markets for identical assets or liabilities.

-
Level 2:  Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

-	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The carrying amounts of the Company’s financial instruments as of September 30, 2010, reflect:

-	Cash: Level One measurement based on bank reporting.

Income Taxes

The Company utilizes FASB ACS 740, “Income Taxes,” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred tax assets and liabilities are determined based on the difference between the tax basis of assets and liabilities and their financial reporting amounts based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.  The Company generated a deferred tax credit through net operating loss carryforward.  However, a valuation allowance of 100% has been established, as the realization of the deferred tax credits is not reasonably certain, based on going concern considerations outlined below.

Going Concern

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.  The Company had an initial operating loss of $4,609.   The Company had a positive cash flow of $47,891, from the subscriptions received in the initial period ended September 30, 2010.  The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern.  The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable.  If the Company is unable to obtain adequate capital, it could be forced to cease development of operations.

In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources.  Management’s plans to continue as a going concern include raising additional capital through sales of common stock.  However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations.  The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Development-Stage Company

The Company is considered a development-stage company, with limited operating revenues during the periods presented, as defined by FASB Accounting Standards Codification ASC 915.  ACS 915 requires companies to report their operations, shareholders’ deficit and cash flows since inception through the date that revenues are generated from management’s intended operations, among other things.  Management has defined inception as April 9, 2010.  Since inception, the Company has incurred an operating loss of $4,609. The Company’s working capital has been solicitation of subscriptions.  Management has provided financial data since April 9, 2010 in the financial statements, as a means to provide readers of the Company’s financial information to make informed investment decisions.

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS

In January 2010, the FASB issued ASU No. 2010-01, amending SFAS No. 168, “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles.” This Standard codified in ASC 105 is being modified to include the authoritative and non-authoritative levels of GAAP. This amendment is effective for financial statements issued for interim and annual periods ending after September 15, 2009. ASU No. 2010-01 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-08, “Technical Corrections to various Topics.” This Standard is being updated to eliminate outdated or inconsistent GAAP standards and to clarify the Boards original intent mainly with regards to derivatives and hedging. This is effective for the first reporting period (including interim periods) beginning after issuance. ASU No. 2010-08 has no effect on the Company’s financial position, statements of operations, or cash flows at this time.

In January 2010, the FASB issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements” related to ASC Topic 820-10.  This update requires new disclosures to; transfers in or out of Levels 1 and 2, activity in Level 3fair value measurements, Level of disaggregation, and disclosures about inputs and valuation techniques. This amendment will be effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. ASU No. 2010-06 has no impact on the Company’s results of operations, financial condition or cash flows.

In January, 2010, the FASB issued ASU 2010-06, Improving Disclosures about Fair Value Measurements. The standard amends ASC Topic 820, Fair Value Measurements and Disclosures to require additional disclosures related to transfers between levels in the hierarchy of fair value measurement. The standard does not change how fair values are measured. The standard is effective for interim and annual reporting periods beginning after December 15, 2009. As a result, it is effective for the Company in the first quarter of fiscal year 2010. The Company does not believe that the adoption of ASU 2010-06 will have a material impact on its financial statements.

In February 2010, the FASB issued ASU No. 2010-09, “Subsequent Events (ASC Topic 855), Amendments to Certain Recognition and Disclosure Requirements.” This Standard update requires a SEC Filer to (1) evaluate subsequent events through the date that the financial statements are issued or available to be issued, (2) defines “SEC Filer” as an entity that is required to file or furnish its financial statements with either the SEC or, with respect to an entity subject to Section 12(i) of the Securities Exchange Act of 1934, as amended, the appropriate agency under that Section, (3) not be bound to disclosing the date through which subsequent events have been evaluated, (4) note the definition of public entity is not longer defined nor necessary for Topic 855, (5) note the scope of the reissuance disclosure requirements is refined to include revised financial statements only. These Updates are effective for interim or annual periods ending after June 15, 2010. ASU No. 2010-09 has no effect on the Company’s financial position, statement of operations, or cash flows at this time.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

There were no commitments or contingencies in the initial period ended September 30, 2010.

NOTE 5 – RELATED PARTY TRANSACTIONS

On June 1, 2010, 3,000,000 shares of common stock were issued to the Company President and CEO,  Paul Pearlman, for consideration of $15,000.

NOTE 6 – CAPITAL STOCK

On June 1, 2010, 3,000,000 shares of common stock were issued for cash at $0.01 per share, realizing $15,000.

On September 30, 2010, 1,900,000 shares of common stock were issued for cash at $0.02 per share, realizing $37,500.

As of September 30, 2010, 10,000,000 shares of par value $0.001 preferred stock were authorized, of which none were issued and outstanding.  65,000,000 par value $0.001 shares of common stock were authorized, of which 4,900,000 shares were issued and outstanding.

NOTE 7 – LITIGATION

There were no legal proceedings against the Company with respect to matters arising in the ordinary course of business. Neither the Company nor any of its officers or directors is involved in any other litigation either as plaintiffs or defendants, and have no knowledge of any threatened or pending litigation against them or any of the officers or directors.

NOTE 8 – SUBSEQUENT EVENTS

Events subsequent to September 30, 2010 have been evaluated through December 13, 2010, the date these statements were available to be issued, to determine whether they should be disclosed to keep the financial statements from being misleading.  Management found no subsequent events to be disclosed.

1,900,000 Common Shares
on behalf of Selling Shareholders

Prospectus

Kids Only Market, Inc.

April 18, 2011

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until July 18, 2011, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.